Farmer Mac Closes $313.5 Million Securitization of Agricultural Mortgage-Backed Securities (AMBS)

WASHINGTON, D.C., December 3, 2025 – The Federal Agricultural Mortgage Corporation (Farmer Mac; NYSE: AGM and AGM.A), the nation’s secondary market provider that increases the accessibility of financing to provide vital liquidity for American agriculture and rural infrastructure, announced today that it has completed a $313.5 million securitization of agricultural mortgage loans.
“The successful completion of our seventh agricultural mortgage-backed securitization demonstrates our commitment to grow our securitization platform and support a vibrant and liquid AMBS market that is central to our core mission to improve credit accessibility in rural America,” said Chief Executive Officer, Brad Nordholm. “This transaction reflects the strength of Farmer Mac’s portfolio, as agricultural assets continue to generate significant institutional investor demand despite the volatile macroeconomic climate.”
The mortgage pool for FARM Series 2025-2 consists of 343 agricultural mortgage loans with an aggregate outstanding principal balance of approximately $313.5 million. The loans in the pool were underwritten to Farmer Mac’s industry-leading standards. This deal included a $290.0 million senior tranche guaranteed by Farmer Mac and a $23.5 million unguaranteed subordinate tranche. The senior tranche reflects an enhanced sophistication of the securitization by offering notes in three classes, A, A-1, and A-2, each of which are guaranteed by Farmer Mac. These three guaranteed classes provide for differing principal repayment cashflows, which provided more investment options and drove new investor demand.
“We are very pleased with the tremendous support we’ve seen for this program and look forward to exploring other credit risk transfer opportunities to grow our platform while continuing to deliver high-quality opportunities for our investors,” said President and Chief Operating Officer, Zack Carpenter. “We anticipate introducing a new product in the market next year that will support the strong investor demand for agricultural assets, while also remaining in alignment with our mission fulfillment.”

BofA Securities, Inc. and J.P. Morgan Securities LLC acted as joint bookrunners along with Raymond James & Associates, Inc., CastleOak Securities, L.P., and Seaport Global Securities LLC, as selling group members. Dechert LLP served as legal advisor to Farmer Mac. Morgan, Lewis & Bockius LLP served as legal advisor to BofA Securities, Inc., J.P. Morgan Securities LLC, Raymond James & Associates, Inc., CastleOak Securities, L.P., and Seaport Global Securities LLC.
Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements are based upon the current beliefs and expectations of management of Farmer Mac and are subject to many risks and uncertainties. Actual results may differ materially from the results anticipated in the forward-looking statements and the assumptions and estimates used as a basis for the forward-looking statements. Considering these potential risks and uncertainties, no undue reliance should be placed on any forward-looking statements expressed in this release.
More information about potential factors that could cause results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, those stated in Farmer Mac’s filings from time to time with the Securities and Exchange Commission (the "SEC"), including in Farmer Mac’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, each of which is filed with the SEC, including in the “Risk Factors” section of those filings, as well as Farmer Mac’s other filings with the SEC (including Current Reports on Form 8-K) available at the SEC’s website (www.sec.gov). These reports are also available on Farmer Mac’s website (www.farmermac.com).  All forward-looking statements are based on information available to Farmer Mac on the date hereof, and Farmer Mac assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
About Farmer Mac
Farmer Mac is driven by its mission to increase the accessibility of financing to provide vital liquidity for American agriculture and rural infrastructure. Our secondary market provides liquidity to our nation’s agricultural and infrastructure businesses, supporting a vibrant and strong rural America. We offer a wide range of solutions to help meet financial institutions’ growth, liquidity, risk management, and capital relief needs across diverse markets, including agriculture, agribusiness, broadband infrastructure, power and utilities, and renewable energy. We are uniquely positioned to facilitate competitive access to financing that fuels growth, innovation, and prosperity in America’s rural and agricultural communities. Additional information about Farmer Mac is available on our website at www.farmermac.com.

CONTACT:     Jalpa Nazareth, Investor Relations
        Lisa Meyer, Media Inquiries
        (202) 872-7700